 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
DORIAN LPG LTD.
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON MARCH 3, 2021
UNLESS THE OFFER IS EXTENDED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value of $0.01 per share, of Dorian LPG Ltd., a Marshall Islands corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class Mail:	By Email transmission: For Eligible Institutions Only:	By Registered Mail or Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Officer P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Officer 150 Royall St, Suite V Canton, MA 02021
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery. Please be advised that submissions made outside of normal business hours may be subject to a fee by the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Dorian LPG Ltd., a Marshall Islands corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated February 2, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
Number of Shares to be tendered:           shares.
CONDITIONAL TENDER
(See Section 3 of the Offer to Purchase and Instruction 12 of the Letter of Transmittal)
A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of such stockholder’s shares tendered, as described in Section of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional:
☐
The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is:              shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:
☐
The tendered shares represent all shares held by the undersigned.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:
               , 2021

Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.